EXHIBIT 99.3

Volkswagen Auto Lease Trust 2002-A
SERVICER CERTIFICATE

For the Annual Collection Period ended December, 2002				November 20, 2002	December 20, 2002	Total

A. SUMMARY

	Beginning Balance	Ending Balance	Note Factor	Principal Payment	Principal Payment	Principal Payment

Class A-1 Notes	240,000,000.00	159,876,468.35	0.6661520	55,865,466.34	24,258,065.31	80,123,531.65
Class A-2 Notes	405,000,000.00	405,000,000.00	1.0000000	—	—	—
Class A-3 Notes	545,000,000.00	545,000,000.00	1.0000000	—	—	—
Class A-4 Notes	310,000,000.00	310,000,000.00	1.0000000	—	—	—
Certificates	130,434,783.00	130,434,783.00	1.0000000	—	—	—

Total	$1,630,434,783.00	$1,550,311,251.35		$55,865,466.34	$24,258,065.31	$80,123,531.65

			Coupon Rate	Interest Payment	Interest Payment	Interest Payment

Class A-1 Notes			1.3850%	332,400.00	226,690.07	559,090.07
Class A-2 Notes			1.7700%	716,850.00	597,375.00	1,314,225.00
Class A-3 Notes			2.3600%	1,286,200.00	1,071,833.33	2,358,033.33
Class A-4 Notes			2.7500%	852,500.00	710,416.67	1,562,916.67

Total				3,187,950.00	2,606,315.07	5,794,265.07

B. COLLECTIONS AND AVAILABLE FUNDS

Lease Payments Received				57,497,660.36	24,241,315.83	81,738,976.19
Sales Proceeds — Early Terminations				17,477,418.52	8,745,038.29	26,222,456.81
Sales Proceeds — Scheduled Terminations				—	—	—
Security Deposits for Terminated Accounts				61,900.00	33,425.00	95,325.00
Excess Wear and Tear Received				—	—	—
Excess Mileage Charges Received				—	—	—
Other Recoveries Received				—	14,290.43	14,290.43

Subtotal: Total Collections				75,036,978.88	33,034,069.55	108,071,048.43

Repurchase Payments				—	—	—
Postmaturity Term Extension				—	—	—
Investment Earnings on Collection Account				—	—	—

Total Available Funds, prior to Servicer Advances				75,036,978.88	33,034,069.55	108,071,048.43

Servicer Advance				—	—	—

Total Available Funds				75,036,978.88	33,034,069.55	108,071,048.43

C. DISTRIBUTIONS

Payment Date Advance Reimbursement				—	—	—
Servicing Fee:
Servicing Fee Shortfall from Prior Periods				—	—	—
Servicing Fee Due in Current Period				2,717,391.31	1,312,141.10	4,029,532.40
Servicing Fee Shortfall				—	—	—
Administration Fee
Administration Fee Shortfall from Prior Periods				—	—	—
Administration Fee Due in Current Period				5,000.00	5,000.00	10,000.00
Administration Fee Shortfall				—	—	—
Interest Paid to Noteholders				3,187,950.00	2,606,315.07	5,794,265.07
Subtotal: Remaining Available Funds
Principal Paid to Noteholders				55,865,466.34	24,258,065.31	80,123,531.65
Amount Paid to Reserve Account to Reach Specified Balance				13,261,171.24	4,852,548.07	18,113,719.31
Other Amounts paid to Trustees				—	—	—

Remaining Available Funds				—	—	—

D. CALCULATIONS

Calculation of Principal Distribution Amount: (Sum of)
a) Targeted Principal Distributable Amount:
For Current Units: Change in Securitization Value				38,837,342.82	16,007,337.83	54,844,680.64
For Current Units: Change in Securitization Value for Advanced Payments				—	—	—
For All Terminated Units: Securitization Value (Beg. of Collection Period)				17,028,123.52	8,250,727.48	25,278,851.00
For Repurchases: Securitization Value (Beg. Of Collection Period)				—	—	—
b) Principal Carryover Shortfall from Preceding Payment Date				—	—	—
c) Additional Amounts to pay in full Notes on or after Final Scheduled Payment Date				—	—	—

Principal Distribution Amount before Reserve Account Draw Amount				55,865,466.34	24,258,065.31	80,123,531.65

Remaining Available Funds (Item 40)				69,126,637.58	29,110,613.38	98,237,250.96
Available Funds Shortfall Amount (If Item 54 > 55, Item 54 less Item 55, else 0)				—	—	—
Reserve Account Draw Amount (If Item 56 is > 0, Lesser of the Reserve Account Balance and Item 56)				—	—	—
Principal Carryover Shortfall (If Item 56 > Item 57 less Item 57, else 0)				—	—	—

Principal Distribution Amount (If Item 56 > 0, Item 57 plus Item 55, else Item 54)				55,865,466.34	24,258,065.31	80,123,531.65

Calculation of Servicer Advance:

Volkswagen Auto Lease Trust 2002-A
SERVICER CERTIFICATE

For the Annual Collection Period ended December, 2002		November 20, 2002	December 20, 2002	Total

Available Funds, prior to Servicer Advances (Item 27)		75,036,978.88	33,034,069.55
Less: Payment Date Advance Reimbursement (Item 71)		—	—
Less: Servicing Fees Paid (Items 32, 33 and 34)		2,717,391.31	1,312,141.10
Less: Administration Fees Paid (Items 36, 37 and 38)		5,000.00	5,000.00
Less: Interest Paid to Noteholders (Item 39)		3,187,950.00	2,606,315.07

Equals: Remaining Available Funds before Servicer Advance (If < Item 54, Available Funds Shortfall)		69,126,637.58	29,110,613.38
Monthly Lease Payments Due on Included Units but not received (N/A if Item 66 > Item 54)		N/A	N/A

Servicer Advance (If Item 66 < Item 54, lesser of Item 66 and Item 67, else 0)		—	—	—

Reconciliation of Servicer Advance:
Beginning Balance of Servicer Advance		—	—	—
Payment Date Advance Reimbursement		—	—	—
Additional Payment Advances for current period		—	—	—

Ending Balance of Payment Advance		—	—	—

E. RESERVE ACCOUNT

Reserve Account Balances:
Specified Reserve Account Balance		64,217,391.30	64,217,391.30	64,217,391.30
Initial Reserve Account Balance		24,456,521.74	24,456,521.74	24,456,521.74
Beginning Reserve Account Balance		24,456,521.74	37,733,825.66	24,456,521.74
Plus: Net Investment Income for the Collection Period		16,132.68	33,427.29	49,559.97

Subtotal: Reserve Fund Available for Distribution		24,472,654.42	37,767,252.95	24,506,081.71
Plus: Deposit of Excess Available Funds		13,261,171.24	4,852,548.07	18,113,719.31
Less: Reserve Account Draw Amount		—	—	—

Subtotal Reserve Account Balance		37,733,825.66	42,619,801.02	42,619,801.02
Less: Excess Reserve Account Funds to Transferor		—	—	—

Equals: Ending Reserve Account Balance		37,733,825.66	42,619,801.02	42,619,801.02

Current Period Net Residual Losses:
Aggregate Securitization Value for Scheduled Terminated Units		—	—	—
Less: Aggregate Sales Proceeds for Scheduled Terminated Units		—	—	—
Less: Excess Wear and Tear Received		—	—	—
Less: Excess Mileage Received		—	—	—

Current Period Net Residual Losses/(Gains)		—	—	—

Cumulative Net Residual Losses:
Beginning Cumulative Net Residual Losses		—	—	—
Current Period Net Residual Losses (Item 91)		—	—	—

Ending Cumulative Net Residual Losses		—	—	—

Cumulative Net Residual Losses/(Gains) % of Aggregate Initial Securitization Value		0.00%	0.00%	0.00%

F. POOL STATISTICS	Initial	November 20, 2002	December 20, 2002

Collateral Pool Balance Data
Aggregate Securitization Value	1,630,434,784	1,574,569,318	1,550,311,252
Number of Current Contracts	80,341	79,491	79,065
Weighted Average Lease Rate	6.50%	6.54%	6.54%
Average Remaining Term	29.38	27.39	26.54
Average Original Term	42.19	42.18	42.18
Pool Balance (Securitization Value) — Beginning of Period		1,630,434,784	1,574,569,318	1,630,434,784
Depreciation/Payments		(38,837,343)	(16,007,338)	(54,844,681)
Early Terminations		(17,028,124)	(8,250,727)	(25,278,851)
Scheduled Terminations		—	—	—
Repurchase/Reallocation		—	—	—

Pool Balance — End of Period		1,574,569,318	1,550,311,252	1,550,311,252

Delinquencies Aging Profile — End of Period Securitization Value
Current		1,566,099,206	1,539,017,474
31 - 90 Days Delinquent		8,470,112	10,686,160
90+ Days Delinquent		—	607,618

Total		1,574,569,318	1,550,311,252